                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT


       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): NOVEMBER 23, 1998
                                                  ----------------------------

                           NETSCAPE COMMUNICATIONS CORPORATION
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)


         DELAWARE                       0-26310              94-3200270
------------------------------        ------------      ---------------------
     (State or other                  (Commission           (IRS Employer
jurisdiction of incorporation)        File Number)      Identification Number)


         501 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA     94043
         ----------------------------------------------------   ----------
             (Address of principal executive offices)           (Zip Code)


    Registrant's telephone number, including area code:  (650) 254-1900
                                                         --------------------

                                      N/A
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

     On November 23, 1998, Netscape Communications Corporation ("Netscape") signed a definitive merger agreement with America Online, Inc. ("AOL").
Under the terms of the agreement, all outstanding shares of Netscape common stock will be exchanged for shares of AOL common stock, and options to purchase Netscape common stock will be exchanged for options to purchase AOL common stock and the exercise price and number of shares of Netscape common stock subject to each Netscape option will be appropriately adjusted to reflect such exchange ratio. Each share of Netscape common stock will be exchanged for 0.45 shares of AOL common stock. The transaction will be accounted for as a pooling of interests and will qualify as a tax-free reorganization. Following the transaction, James L. Barksdale, President and CEO of Netscape, will join AOL's Board of Directors. The merger is expected to close in the spring of 1999 subject to various conditions, including clearance under the Hart-Scott-Rodino Act and approval by Netscape's stockholders. Netscape's operations will remain based in Mountain View, California.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 25, 1998               NETSCAPE COMMUNICATIONS
                                        CORPORATION



                                        /s/ Peter L.S. Currie
                                        -------------------------
                                        Peter L.S. Currie
                                        Executive Vice President and
                                        Chief Administrative Officer